Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-212047) of our report dated February 14, 2017 relating to the consolidated financial statements of Spring Bank Pharmaceuticals, Inc. and its subsidiaries appearing in this Annual Report on Form 10-K of Spring Bank Pharmaceuticals, Inc. and its subsidiaries for the year ended December 31, 2016.

/s/ RSM US LLP

Boston, Massachusetts

February 14, 2017